SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2008

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

DATAMEG SUBSIDIARY NETSYMPHONY ANNOUNCES FIRST SALE OF UNIQUE VoIP TEST PROBES

RALEIGH, NC (March 5, 2008) -- NetSymphony, a subsidiary of Datameg Corp (OTCBB: DTMG), today announced receipt of its first purchase order for five of its unique VoIP Test Probes that set new standards for size, simplicity and value. Coming one week after sales efforts were first announced, the Company is encouraged and expects the sale to provide excellent market feedback on The Maestro System’s provision of system assessment; assurance and service level agreement monitoring; and fault isolation and troubleshooting. The New Hampshire customer provides service assurance for small to mid size businesses and has expressed interest in becoming a distributor for NetSymphony products. A NetSymphony product tour and live product demonstration are available at www.netsymphony.com.

About Datameg

Datameg Corporation (OTCBB: DTMG) is a diversified holding company with subsidiaries in the technology industry and in food packaging products. Datameg’s wholly-owned subsidiaries Net Symphony and QoVox Corporation design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice Over Internet Protocol (VOIP). Computer Ctr.Com provides a wide range of technology solutions and is a strategic technology supplier to QoVox and Net Symphony. American Marketing and Sales, Inc. D/B/A Innovative Designs markets finished food packaging products nationwide to major supermarkets and food retailers. For more information on our subsidiaries, visit our web site at www.datameg.com/ir.html

Certain statements contained herein are forward looking. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statement, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products and changes in the VOIP and technology industries. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive. Any forward-looking statements are made as of the date of the document in which they appear. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: March 5, 2008	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer